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                                                                   EXHIBIT 23.01


                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 333-22735, No. 333-48565 and No. 333-50779) of HNC Software Inc. of our report dated January 26, 2000, except as to Note 17, to which the date is March 17, 2000, relating to the financial statements of HNC Software Inc., which appear in this Form 10-K. We also consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-92902, No. 333-14323, No. 333-18871, No. 333-42819, No. 333-46875, No. 333-50623, No. 333-62195, No.
333-71923, No. 333-80965, No. 333-87953, and No. 333-89165) of HNC Software
Inc. of our report dated January 26, 2000, except as to Note 17, to which the date is March 17, 2000, relating to the financial statements of HNC Software Inc., which appear in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP


San Diego, California
March 23, 2000